UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 29, 2023

SEQLL INC.

(Exact name of registrant as specified in charter)

Delaware	001-40760	46-5319744
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

3 Federal Street Billerica, MA	01821
(Address of Principal Executive Offices)	(zip code)

(781) 460-6016

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	SQL	The Nasdaq Market LLC
Warrants to purchase Common Stock	SQLLW	The Nasdaq Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry Into a Material Definitive Agreement.

Merger Agreement

On May 29, 2023, SeqLL, Inc., a Delaware corporation (the “Company”), SeqLL Merger LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Purchaser Sub”), Atlantic Acquisition Corp, a Delaware corporation (“Atlantic”), Atlantic Merger LLC, a Delaware limited liability company and a majority-owned subsidiary of Atlantic (“Atlantic Merger Sub”), Lyneer Investments, LLC, a Delaware limited liability company (“Lyneer”), IDC Technologies, Inc., a California corporation (“IDC”), and Lyneer Management Holdings LLC, a Delaware limited liability company (“Lyneer Management”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which (i) Atlantic Merger Sub will be merged with and into Lyneer, with Lyneer continuing as the surviving entity and as an approximating 58%-owned subsidiary of Atlantic, an approximately 38%-owned subsidiary of IDC, and an approximately 4%-owned subsidiary of Lyneer Management (the “Lyneer Merger”), and (ii) Purchaser Sub will subsequently be merged with and into Lyneer, with Lyneer continuing as the surviving entity and as a wholly-owned subsidiary of the Company (the “SeqLL Merger” and, together with the Lyneer Merger, the “Mergers”).

At the effective time of the SeqLL Merger, in consideration of 100% of the membership interests of Lyneer, the Company will (i) pay to IDC and Lyneer Management an aggregate of $60,000,000 in cash (the “Cash Consideration”) and (ii) issue to (a) IDC and Lyneer Management an aggregate of 69,444,444 shares of the Company’s common stock (the “Lyneer Stock Consideration”) and (b) Atlantic 90,422,454 shares of the Company’s common stock (the “Atlantic Stock Consideration”), in each case subject to any change in the outstanding shares of capital stock of the Company as a result of any stock split, stock dividend or stock distribution prior to the consummation of the Mergers. The 159,866,898 shares of the Company’s common stock to be issued in connection with the Merger are valued at $138,125,000, based upon an assumed offering price in the Capital Raise (as defined below) of $0.864 (subject to adjustment for stock splits, stock dividends, stock distributions prior to the Capital Raise).

Prior to the completion of the Mergers, the Company intends to consummate a public offering of the Company’s common stock (the “Capital Raise”), a portion of the proceeds of which will be used to pay the Cash Consideration and the balance for working capital. If the price per share at which the Company’s common stock is sold in the Capital Raise (the “Offering Price”) is less than $0.864 (subject to adjustment for stock dividends, stock consolidations and the like prior to the Capital Raise), then at the time the Company declares a cash dividend to the Company’s legacy stockholders pursuant to the Merger Agreement (as discussed below), (i) the Company will simultaneously declare a stock dividend of the Company's common stock in an aggregate amount of shares so that the value of (A) the product of (y) the number of outstanding shares of the Company’s common stock and (z) the Offering Price, plus (B) the product of (y) the number of shares of the Company’s common stock issued in the stock dividend and (z) the Offering Price, equals $12,000,000, and the aggregate number of shares of the Company’s common stock issuable as the Atlantic Stock Consideration shall be reduced by the aggregate number of shares the Company’s common stock issuable in such stock dividend and (ii) the number of shares of the Company’s common stock issuable as the Lyneer Stock Consideration will be increased by a number of shares of the Company’s common stock so that the product of (y) the aggregate number of shares issuable as the Lyneer Stock Consideration and (z) the Offering Price, equals $60,000,000, and the aggregate number of shares of the Company’s common stock issuable as the Atlantic Stock Consideration shall be reduced by the aggregate number of additional shares of the Company’s common stock issuable as the Lyneer Stock Consideration.

The Merger Agreement contains customary representations and warranties from the parties, and each party has agreed to customary covenants applicable to such party, including, among others, covenants relating to (i) the conduct of their respective businesses in the ordinary course prior to the effective time of the Mergers and (ii) the requirement of each party to maintain and preserve intact their respective business organizations, assets, properties and material business relations. The Merger Agreement also requires that, prior to the closing of the Mergers, the Company will declare a cash dividend payable to the Company’s stockholders of record as of the close of business on a date to be determined by the Company, but in any event prior to the date of pricing of the Capital Raise, in an amount equal to the Company’s cash and cash equivalents as of the closing date of the Mergers (exclusive of any proceeds of the Capital Raise), less any amounts withheld for taxes and certain other obligations as of such date.

The obligation of each of the Company, Atlantic and Lyneer, and their respective subsidiaries, to complete the Mergers is subject to the fulfillment (or waiver, to the extent permissible under applicable law) of certain customary closing conditions, plus the conditions that (i) the stockholders of the Company shall have approved the issuance of the shares of the Company’s common stock in the Mergers, (ii) the Company completes the Capital Raise for gross proceeds of approximately $75 million, of which $60 million will be used to pay the Cash Consideration, and (iii) the continued listing of the Company’s common stock on the Nasdaq Capital Market following the Mergers.

The Merger Agreement contains certain termination rights, including (i) by mutual consent of the Company, Atlantic, IDC and Lyneer Management, (ii) by any of the Company, Atlantic, IDC or Lyneer Management upon a material breach of the representations or of any covenants or agreements of certain other parties, (iii) by any of the Company, Atlantic, IDC or Lyneer Management if the Mergers have not been consummated by July 31, 2023, (iv) by any of the Company, Atlantic, IDC or Lyneer Management if any governmental authority shall have issued an order or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by the Merger Agreement, (v) by any of the Company, Atlantic, IDC or Lyneer Management if the special meeting of the Company’s stockholders has been held and the approval of the issuance of the common stock of the Company in the Mergers and the change of control of the Company that will be effected as a result of such issuance and certain other proposals contemplated by the related proxy statement was not approved, or (vi) by Atlantic, IDC or Lyneer Management if the Company is in breach of the rules and regulations of the Nasdaq Stock Market LLC (“Nasdaq”) or has received a notice from Nasdaq relating to the delisting or maintenance of listing of the Company's common stock on Nasdaq and the Company fails to cure and maintain its listing on Nasdaq prior to the closing of the Mergers.

The Merger Agreement further provides that each party thereto will pay its fees and expenses incurred in connection with the negotiation, execution and performance of the Merger Agreement and the transactions contemplated thereby, provided that (i) any governmental filing fees required to be paid prior to closing the Mergers will be paid by Atlantic, (ii) Atlantic will pay up to $50,000 of the Company’s expenses in connection with the preparation of the proxy statement for the special meeting of the Company’s stockholders, and (iii) at the closing of the Mergers, Atlantic will reimburse the Company for all of its expenses in connection with the preparation and filing of any registration statement relating to the Capital Raise and any transfer taxes.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

The foregoing summary of the Merger Agreement has been included to provide investors and securityholders with information regarding the terms of the Merger Agreement and is qualified in its entirety by the terms and conditions of the Merger Agreement. It is not intended to provide any other factual information about the Company, Atlantic, Lyneer or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specified dates, were solely for the benefit of the respective parties to such agreement, may be subject to limitations agreed upon by the contracting parties, and may be subject to standards of materiality that differ from those applicable to investors. Moreover, certain representations and warranties in the Merger Agreement may have been used for the purpose of allocating risk between the parties rather than establishing matters of fact. Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Atlantic, Lyneer, Lyneer Management or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Registration Statement and Stockholders Meeting

Pursuant to the Merger Agreement, the Company, Atlantic and Lyneer have agreed to promptly prepare and mutually agree upon, and the Company has agreed to file with the Securities and Exchange Commission (the “SEC”), (i) an amendment to the Company’s existing registration statement on Form S-1 (No. 333-254886) or to file a new registration statement on Form S-1 in order to effect the Capital Raise and (ii) a preliminary proxy statement on Schedule 14A (as amended or supplemented from time to time, the “Proxy Statement”) for the purpose of soliciting proxies from the Company’s stockholders for the matters to be acted upon at a special meeting of such stockholders. The Proxy Statement will include proxy materials for the purpose of soliciting proxies from the Company’s stockholders to vote at the special meeting in favor of resolutions (i) approving the issuance of the Company’s common stock in the Mergers and the change of control of the Company, (ii) authorizing a change in the size of the Company’s board of directors (the “Board”) with a minimum of one director and a maximum of seven directors, (iii) authorizing an amendment to the Company’s certificate of incorporation to effect a reverse stock split of the Company’s common stock on a one new common share for up to 30 shares of old common stock basis, at the discretion of the Board in connection with the consummation of the Mergers, (iv) authorizing an amendment to the Company’s certificate of incorporation to change the name of the Company following consummation of the Mergers to “Atlantic International Corp.”, (v) authorizing an amendment to the Company’s certificate of incorporation to increase the authorized shares of common stock from 80,000,000 shares to 300,000,000 shares, (vi) approving the Atlantic International Corp. 2023 Equity Incentive Plan authorizing the issuance of up to approximately 15% of the issued and outstanding shares of the Company’s common stock following the Capital Raise, which will become effective upon consummation of the Mergers, (vii) approving the Asset Purchase Agreement (as discussed below) by the disinterested stockholders; and such other related matters and business as may properly come before the special meeting of the Company’s stockholders or any adjournments or postponements thereof, and (viii) adjourning the special meeting of the Company’s stockholders, if necessary or desirable in the reasonable determination of the Company.

In connection with the execution and delivery of the Merger Agreement, Daniel Jones, the Chairman of the Board and Chief Executive Officer of the Company, another member of the Board, William C. St. Laurent, one of the founders of the Company, and certain members of Mr. St. Laurent’s family (the “Major Stockholders”) entered into a voting agreement pursuant to which the Major Stockholders agreed to vote their shares of the Company’s common stock in favor of each of the proposals to be described in the Proxy Statement other than the proposal approving the Asset Purchase Agreement, a proposal with respect to which Mr. Jones is an interested party and, as a result, on which he will abstain from voting. The Major Stockholders own shares of the Company’s common stock that together represent sufficient voting power to approve each of the proposals to be considered at the special meeting contemplated by the Proxy Statement (other than the Asset Sale Proposal, as to which Mr. Jones will abstain from voting). As a result, the approval of each of such proposals, other than the Asset Sale Proposal, by the Company’s stockholders is assured.

Post-Closing Governance

Pursuant to the Merger Agreement, at the closing of the Mergers, the number of directors on the Board will be increased to seven, with only one of the Company’s existing directors continuing on the Board. Five directors will be appointed at the closing of the Mergers and a seventh director reasonably acceptable to Atlantic will be appointed to the Board following the Mergers. In addition, all of the existing executive officers of the Company will resign at the closing of the Mergers and at such closing the new Board will appoint certain executive officers of Atlantic as the executive officers of the Company.

Asset Purchase Agreement

In connection with the execution and delivery of the Merger Agreement, the Company entered into an asset purchase agreement (“Asset Purchase Agreement”) with SeqLL Omics, Inc., a Delaware corporation (“SeqLL Omics”). SeqLL Omics was recently formed by Daniel Jones, the Chairman of the Board and Chief Executive Officer of the Company, and certain other Company employees, for the purpose of carrying on the Company’s pre-Merger business after the Mergers. Subject to the terms and conditions of the Asset Purchase Agreement, SeqLL Omics has agreed to purchase from the Company, and the Company has agreed to sell to SeqLL Omics, for a purchase price of $1,000, all of the Company’s rights, title and interests in the assets and properties of the Company as it exists immediately prior to consummation of the Mergers, excluding cash and cash equivalents, including without limitation:

●	all inventory;

●	all leasehold interests in real estate;

●	all contracts with customers, vendors and suppliers and all technology license agreements;

●	all intellectual property and general intangibles;

●	all equipment and other tangible assets used in, or related to, its business operations; and

●	all accounts receivable.

In addition to keeping its cash and cash equivalents in order to make a cash dividend to the Company’s stockholders, the Company will not sell or transfer, and SeqLL Omics will not acquire, certain contracts unrelated to the Company’s pre-Merger business operations, the Company’s corporate records or its rights under the Merger Agreement.

Pursuant to the Asset Purchase Agreement, SeqLL Omics will assume from the Company all obligations or liabilities of the Company related to its pre-Merger business operations, including those under the contracts and leases that it will purchase, other than the following:

●	obligations to pay any rent pursuant to the Company’s real estate lease prior to the first anniversary of the closing under the Asset Purchase Agreement;

●	all obligations of the Company under the Merger Agreement;

●	obligations of the Company that are not related to the Company’s current business operations and arise following the closing;

●	amounts payable under the promissory note of the Company in the principal amount of $1,375,000 payable to St. Laurent Investments LLC, an entity affiliated with William C. St. Laurent, one of the founders and (directly and through affiliates) a principal stockholder of the Company; and

●	any obligations under the excluded contracts.

The Company will be responsible for the payment of transfer taxes, if any, related to the transfer of the transferred assets.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by the Asset Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure

Press Release

On May 30, 2023, the Company issued a press release announcing its entry into the Merger Agreement. The press release is attached hereto as Exhibit 99.1.

The foregoing Exhibit 99.1 is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report will not be deemed an admission as to the materiality of any information in this Item 7.01, including Exhibit 99.1.

About Lyneer Staffing Solutions, LLC

Lyneer Staffing Solutions, LLC is a national strategic staffing firm servicing the commercial, professional, finance, direct placement, and managed service provider (MSP) verticals. Lyneer was founded in 1995 and it has grown from a regional operation to a national staffing firm with offices and geographic reach across the nation. Lyneer has over 100 total locations and approximately 300 internal employees. It is an industry leader in permanent, temporary and temp-to-perm placement services in a wide variety of areas, including, but not limited to, accounting & finance, administrative & clerical, hospitality, IT, legal, light industrial and medical fields. Its deep expertise and extensive experience have helped world-class companies revolutionize their operations, resulting in greater efficiency and streamlined processes.

About Atlantic Acquisition Corp.

Atlantic is a U.S.-based consulting company whose management has a more than 25-year operating record. Atlantic intends to implement a proven mergers and acquisitions strategy post-Merger in order to build a global staffing organization that redefines the way companies grow professional teams. Its mission is to leverage new technologies and business partnerships to create streamlined hiring processes that resolve the challenges of modern-day employment solutions and economics.

Forward-Looking Statements

The information included herein and in any oral statements made in connection herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of present or historical fact included herein, regarding the transactions described herein (the “Transactions”), the Company’s ability to consummate the Transactions and raise capital prior to the Mergers, the benefits of the Transactions, the Company’s future financial performance following the Transactions, as well as the Company’s and Atlantic’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used herein, including any oral statements made in connection herewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on the Company, Atlantic and Lyneer’s management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. The Company cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company. These risks include, but are not limited to, general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the inability of the parties to successfully or timely consummate the Transactions or to satisfy the closing conditions, including the closing of the Capital Raise; the failure to realize the anticipated benefits of the Transactions, including as a result of a delay in its consummation; the occurrence of events that may give rise to a right of one or all of the Company, Atlantic and Lyneer to terminate the definitive agreements related to the Transactions; the risks related to the growth of the Company’s business and the timing of expected business milestones; and the effects of competition on the Company’s future business. Should one or more of the risks or uncertainties described herein and in any oral statements made in connection therewith occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. There may be additional risks that neither the Company, Atlantic or Lyneer presently know or that the Company, Atlantic and Lyneer currently believe are immaterial that could cause actual results to differ from those contained in the forward-looking statements. Additional information concerning these and other factors that may impact the Company’s expectations can be found in the Company’s periodic filings with the SEC, including the Company’s Annual Report on Form 10-K filed with the SEC on March 16, 2023 and any subsequently filed Quarterly Report on Form 10-Q. The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

Additional Information and Where to Find It

This document relates to a proposed transaction among the Company, Atlantic and Lyneer. This document does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Company intends to file a proxy statement with the SEC. A definitive proxy statement will be sent to all of the Company’s stockholders as of a record date to be established for voting on the Mergers and related matters. The Company also will file other documents regarding the Mergers with the SEC. This document does not contain all the information that should be considered concerning the Mergers and is not intended to form the basis of any investment decision or any other decision in respect of the transactions. Before making any voting or investment decision, investors and stockholders of the Company are urged to read the proxy statement and all other relevant documents filed or that will be filed with the SEC in connection with the Mergers as they become available because they will contain important information about the Mergers. The Company’s stockholders and other interested persons will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov.

Participants in the Solicitation

The Company, Atlantic and Lyneer and their respective directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Mergers. Information about the Company’s directors and executive officers and their ownership of the Company’s securities is set forth in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on March 16, 2023. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the Proxy Statement when it becomes available. Shareholders, potential investors and other interested persons should read the Proxy Statement carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation

This Current Report is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Merger and does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act, or an exemption from the registration requirements of the Securities Act.

Important Information About the Proposed Mergers

In connection with the proposed Mergers, the Company will prepare a proxy statement to be filed with the SEC that will provide additional important information concerning the proposed Mergers. When completed, a definitive proxy statement will be mailed to the Company’s stockholders. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ADVISED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGERS. The Company’s stockholders will be able to obtain, without charge, a copy of the information statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index below, which is incorporated by reference herein.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger dated as of May 29, 2023 among the Company, SeqLL Merger LLC, Atlantic Acquisition Corp, Atlantic Merger LLC, Lyneer Investments, LLC, IDC Technologies, Inc., and Lyneer Management Holdings LLC.
10.1	Asset Purchase Agreement dated as of May 29, 2023 between the Company and SeqLL Omics, Inc.
99. 1	Press Release dated May 30, 2023
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the inline XBRL document)

*	Schedules, exhibits and similar supporting attachments to this exhibit are omitted pursuant to Item 601(b)(2) of Regulation S-K. We agree to furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2023	SEQLL INC.

	By:	/s/ Daniel Jones
Daniel Jones
Chief Executive Officer